UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/20/2014

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 20, 2014, CDI Corp. held its 2014 Annual Meeting of Shareholders. A total of 18,398,194 shares of common stock were voted in person or by proxy, representing 94.23 percent of the shares entitled to vote. Below are the final voting results on proposals considered and voted upon at the meeting, all of which are described in CDI's 2014 Proxy Statement.

1. Election of Directors - The eight nominees listed below were elected to serve on the Board of Directors for the ensuing year. There were 1,230,758 broker non-votes in connection with the election of directors.

Joseph L. Carlini - 14,160,756 votes for and 3,006,680 votes withheld

Michael J. Emmi - 14,105,389 votes for and 3,062,047 votes withheld
Walter R. Garrison - 9,900,660 votes for and 7,266,776 votes withheld
Lawrence C. Karlson - 14,103,251 votes for and 3,064,185 votes withheld
Ronald J. Kozich - 14,111,050 votes for and 3,056,386 votes withheld
Anna M. Seal - 14,127,343 votes for and 3,040,093 votes withheld
Albert E. Smith - 14,126,195 votes for and 3,041,241 votes withheld
Barton J. Winokur - 13,289,747 votes for and 3,877,689 votes withheld

2. Advisory vote to approve executive compensation - 16,863,779 votes in favor, 246,702 votes against, 56,955 votes abstaining, and 1,230,758 broker non-votes. This proposal was approved.

3. Proposal to ratify the appointment of KPMG LLP as CDI's independent registered public accounting firm for 2014 - 18,352,277 votes in favor, 40,137 votes against and 5,780 votes abstaining. This proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: May 21, 2014	By:	/s/ Brian D. Short
Brian D. Short
Senior Vice President, Chief Administrative Officer and General Counsel